Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Maiden Holding, Ltd.
Hamilton, Bermuda

We consent to the inclusion in this current report on Form 8-K/A and the incorporation by reference in the registration statement on Form S-1 (Registration No. 333-146137) of Maiden Holdings, Ltd. of our report dated December 11, 2008 relating to the carve-out financial statements of GMAC RE as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005.

We also consent to the reference to us under the caption “Experts” in the registration statement.

/S/ BDO Seidman, LLP

BDO Seidman, LLP
New York, NY

January 19, 2009